Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

For the period ended March 31, 2006 Putnam Management has assumed
$17,013 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1 		Class A	63,625
		Class B	16,224
		Class C	8,590

72DD2		Class M	72,316
		Class R	28
		Class Y	1,059

73A1		Class A	0.482
		Class B	0.444
		Class C	0.444

74A2		Class M	0.470
		Class R	0.470
		Class Y	0.494

74U1		Class A	132,615
		Class B	33,467
		Class C	16,610

74U2		Class M	131,522
		Class R	65
		Class Y	1,646

74V1		Class A	9.82
		Class B	9.74
		Class C	9.75

74V2		Class M	9.73
		Class R	9.80
		Class Y	9.82

Additional Information About Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.